EXHIBIT 21

Subsidiaries of the Registrant

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed.

CNL Beneficiary Blue Corp.	CNL Income LLVR, LPCNL Income Loon
CNL Beneficiary Blue TRS Corp.	Mountain, LLC
CNL Beneficiary Blue, LLC	CNL Income LP Corp.
CNL Beneficiary Whistler Corp.	CNL Income Mammoth GP, LLC
CNL Beneficiary Whistler TRS Corp.	CNL Income Mammoth, LP
CNL Beneficiary Whistler, LLC	CNL Income Northstar, LLC
CNL BW TRS Corp.	CNL Income Partners, LP
CNL Canada Nominee, Inc.	CNL Income Sandestin GP, LLC
CNL CG TRS Corp.	CNL Income Sandestin, LP
CNL Cypress Beneficiary Corp.	CNL Income Sierra, LLC
CNL Cypress Manager Corp.	CNL Income Ski I, LLC
CNL Cypress SPE Trust	CNL Income Ski II, LLC
CNL Cypress Upper Holding Trust	CNL Income Ski Holding, LLC
CNL DMC GP, LLC	CNL Income Snoqualmie, LLC
CNL DMC, LP	CNL Income Snowshoe GP, LLC
CNL Dallas Market Center GP, LLC	CNL Income Snowshoe, LP
CNL Dallas Market Center, LP	CNL Income South Mountain, LLC
CNL Gatlinburg GP Corp.	CNL Income Squaw Valley GP, LLC
CNL Gatlinburg Partnership, LP	CNL Income Squaw Valley, LP
CNL Income Bear Creek, LLC	CNL Income Stratton GP, LLC
CNL Income Bretton Woods, LLC	CNL Income Stratton, LP
CNL Income Canada Lessee Corp.	CNL Income TRS Holding Corp
(formed in British Columbia)	CNL Income Weston Hills, LLC
CNL Income Colony, LP	CNL Personal Property TRS ULC
CNL Income Colony GP, LLC	(formed in Nova Scotia)
CNL Income Colony Holding, LLC	CNL Retail Beneficiary, LP
CNL Income Copper GP, LLC	CNL Retail Blue Option Trust
CNL Income Copper, LP	CNL Retail Manager Corp.
CNL Income Garland, LP	CNL Retail Manager Holding Corp.
CNL Income Garland GP, LLC	CNL Retail SPE Option Trust
CNL Income Garland Holding, LLC	CNL Retail SPE Trust
CNL Income Golf I, LLC	CNL Retail Upper Holding Trust
CNL Income Golf IV, LLC	CNL Village Retail GP, LLC
CNL Income Golf V, LLC	Cypress Jersey Trust (formed in
CNL Income Golf SPE, LLC	Isle of Jersey)
CNL Income GP Corp.	(CNL Village Retail Partnership, LP
CNL Income GW Corp.	IFDC-GP, LLC (formed in Texas)
CNL Income GW GP, LLC	IFDC H20, LLC (formed in Texas)
CNL Income GW Partnership, LLLP	IFDC Property Company, Ltd. (formed in Texas)
CNL Income GW Sandusky GP, LLC	US Canadian Property Alpha Blue Mountain Nominee Corp.
CNL Income GW Sandusky Tenant, LP	(formed in British Columbia)
CNL Income GW Sandusky, LP	US Canadian Property Alpha Whistler Nominee Corp.
CNL Income GW Tenant GP, LLC	(formed in British Columbia)
CNL Income GW WI-DEL GP, LLC	US Canadian Property Trust Alpha
CNL Income GW WI-DEL Tenant, LP	(formed in Isle of Jersey)
CNL Income GW WI-DEL, LP	WTC-Trade Mart GP, L.L.C.
CNL Income Holding, Inc.	WTC-Trade Mart, L.P.
CNL Income LLVR GP, LLC